EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Section 906 Certifications

In connection with the annual report for the year ended December 31, 2011 on Form 10-K (the “Annual Report”), of Hughes Satellite Systems Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof, we, Michael T. Dugan and Kenneth G. Carroll, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(i)                     the Annual Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)                  the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2012

/s/ Michael T. Dugan
Name:	Michael T. Dugan
Title:	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Kenneth G. Carroll
Name:	Kenneth G. Carroll
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.